SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2004

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700 Houston, Texas 77046-0504
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Item 8.01 Other Events

On August 27, 2004, Pogo Producing Company issued a press release announcing that it had entered into two separate transactions to acquire natural gas properties in the San Juan Basin region for $189 million thereby acquiring an estimated 100 billion cubic feet of gas equivalent proven reserves and current production of 15 million cubic feet of natural gas per day.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

                99.1  Press release dated August 27, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: August 30, 2004	By:		/s/ James P. Ulm, II
		Name:	James P. Ulm, II
		Title:	Senior Vice President and Chief Financial Officer